UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2007

CONCUR TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-25137	91-1608052
(State or Other Jurisdiction of Incorporation)	Commission File Number)	(IRS Employer Identification No.)

18400 NE Union Hill Road, Redmond, Washington		98052
(Address of Principal Executive Offices)		(Zip Code)

(425) 702-8808

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement.

On September 24, 2007, Concur Technologies, Inc. (“Concur”) entered into an underwriting agreement (“Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and Deutsche Bank Securities, Inc., as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), relating to the public offering, issuance and sale of 4,700,000 shares of Concur common stock, plus up to an additional 705,000 shares for the Underwriters’ over-allotment option, which may be exercised by the Underwriters within 30 days (“Offering”). The public offering price of shares sold in the Offering is $28.50 per share. The Offering is being made under a prospectus filed with the Securities and Exchange Commission pursuant to Concur’s shelf registration statement on Form S-3 (Registration No. 333-146062).

The Underwriting Agreement is filed as Exhibit 99.1 and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Underwriting Agreement, dated as of September 24, 2007, by and among Concur Technologies, Inc. and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities, Inc., as representatives of the several underwriters named in Schedule A thereto.

99.2	Opinion of Fenwick & West LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONCUR TECHNOLOGIES, INC.

Date: September 24, 2007	By:	/s/ John F. Adair
John F. Adair, Chief Financial Officer (principal financial officer and duly authorized officer)

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Underwriting Agreement, dated as of September 24, 2007, by and among Concur Technologies, Inc. and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities, Inc., as representatives of the several underwriters named in Schedule A thereto.

99.2	Opinion of Fenwick & West LLP.